PACS Group, Inc. Reports Third Quarter 2025 Results

Completes Restatement of Previously Issued Financial Statements and Now Current with SEC Filing Obligations

Audit Committee Completes Investigation

Conference Call and Webcast Scheduled for Today, November 19, 2025, at 5:30 pm ET.

FARMINGTON, Utah, November 19, 2025 – PACS Group, Inc. (NYSE: PACS) (“PACS” or the “Company”), which together with its subsidiaries is one of the largest post-acute healthcare companies in the United States, announced operating results for the third quarter of 2025. The Company has completed the previously announced Restatement of its financial statements for the three months ended March 31, 2024, and for the three and six months ended on June 30, 2024 (the “Restatement”), and is current with its SEC filing obligations.
Third Quarter 2025 Financial Highlights

•Revenue was $1.34 billion, an increase of 31.0% over prior year.
•Net income was $52.3 million.
•Adjusted EBITDA was $131.5 million.
•Adjusted EBITDAR was $226.6 million.

Year-to-Date 2025 Financial Highlights

•Revenue was $3.93 billion, an increase of 36.4% over prior year period.
•Net income was $131.7 million.
•Adjusted EBITDA was $363.0 million.
•Adjusted EBITDAR was $646.2 million.

Full Year 2024 Financial Highlights (includes Restatement)

•Revenue was $4.09 billion, an increase of 31.4% over full year 2023.
•Net income was $55.3 million.
•Adjusted EBITDA was $279.5 million.
•Adjusted EBITDAR was $564.4 million.

Third Quarter Select KPIs

•The Company had 192 facilities, or 68.6%, of its skilled nursing portfolio achieve a 4 or 5 star CMS Quality Measure Star rating.
•Mature facilities occupancy was 94.8%, compared to an industry average of 79%.
•Mature facilities skilled mix was 33.0%.
•Cash provided by operations was $407.6 million for the nine months ended September 30, 2025
•As of September 30, 2025, $355.7 million of cash and cash equivalents, compared to $157.7 million as of December 31, 2024.

“Since its founding, PACS has been focused on its mission to revolutionize the delivery, leadership, and quality of post-acute care nationally. Our strong third quarter and year-to-date results demonstrate the underlying strength of our business model and the relentless execution of our team to deliver on our mission,” said Jason Murray, PACS’s Chief Executive Officer. “Our performance validates our core strengths – our commitment to clinical and operational excellence, industry-leading talent and a strategy designed for sustainable growth. I am proud to lead a team that has executed with excellence during what has been a challenging and dynamic period for the company. With the Restatement and Audit Committee investigation now complete, we are moving forward with a strong financial foundation, enhanced controls and an even stronger conviction in our ability to drive meaningful growth and create value for shareholders. We thank our stakeholders for their support and trust in PACS, and we remain committed to providing the quality care that our patients have come to expect from us.”
Full-Year 2025 Business Outlook
Based on information available today, PACS is providing the following guidance for full year 2025:
•Revenue expected to be in the range of $5.25 billion to $5.35 billion
•Adjusted EBITDA expected to be in the range of $480 million to $490 million

As of today, PACS's growing portfolio comprises 320 healthcare operations across 17 states. PACS owns 51 facilities and holds 38 purchase options on leased facilities and 21 purchase options through partnerships. The Company’s strategy remains focused on expanding its footprint through a balanced approach to leasing and acquiring real estate. In addition, PACS is actively evaluating opportunities to acquire both high-performing and underperforming operations across multiple states, with the goal of driving growth and unlocking long-term value.
“Our third-quarter and year-to-date 2025 revenue growth reflects the operational excellence across our portfolio that continues to drive demand for our services,” said Mark Hancock, PACS’s Interim Chief Financial Officer. “We thank our Audit Committee and advisors for their work and recommendations that have helped accelerate our maturation as a public company. We remain confident that our locally-led, centrally-supported model, coupled with enhanced compliance and controls, will increase our ability to deliver high-touch, high-quality care to our patients and strengthen our communities. With our exceptionally talented team, we are focused on continuing to execute our strategy to drive value for shareholders and the rest of the healthcare ecosystem.”

2024 and 2025 Annual and Quarterly Filings Made
•Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024.
•Annual Report on Form 10-K for the year ended December 31, 2024 including restated financial statements for the three months ended March 31, 2024, and the three and six months ended June 30, 2024.
•Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025.
•Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025.
•Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025.
The Company is current with its SEC reporting obligations.
Revenue Restatement
•$14.9 million reduction for the three-month period ended March 31, 2024.
•$46.1 million reduction for the three-month period ended June 30, 2024.
Audit Committee Investigation
The independent Audit Committee of the PACS Board of Directors, assisted by external counsel and forensic accountants retained by the Audit Committee, has completed its previously disclosed independent investigation concerning allegations made in a short seller report against the Company and management, as well as other matters identified during the course of the investigation. Additional details regarding the scope and outcome of the independent investigation are included in the Company’s Form 10-Q for the period ended September 30, 2025, filed with the SEC today, November 19, 2025.

Murray continued, “In November 2024, the Company’s independent Audit Committee, supported by external counsel and advisors, began an independent investigation of the allegations made in a short seller report. That work has concluded. The Committee’s work and its resulting recommendations, which have been or are being implemented, reinforce our commitment to transparency, accountability, and strong governance. Now our focus is squarely on the future – executing our strategy, delivering exceptional care, and continuing to build trust with our stakeholders. PACS moves forward with confidence, strength, and an unwavering commitment to doing things the right way.”

Earnings Conference Call Details

A live webcast will be held November 19, 2025, at 5:30 p.m. Eastern time to discuss PACS’s third quarter financial results. To listen to the webcast please visit the Investors Relations section of PACS’s website at https://IR.pacs.com or by dialing 877-407-0621 / +1 215-268-9899. The webcast will be recorded and will be available for replay via the website for 30 days following the call.
About PACS™
PACS Group, Inc. is a holding company investing in post-acute healthcare facilities, professionals, and ancillary services. Founded in 2013, PACS Group is one of the largest post-acute platforms in the United States. Its independent subsidiaries operate 320 post-acute care facilities across 17 states serving over 31,000 patients daily. References herein to the consolidated “Company,” as well as the use of the terms “we,” “us,” “our,” “its” and similar verbiage, refer to PACS Group, Inc. and its consolidated subsidiaries, taken as a whole. PACS Group, Inc. and its subsidiaries that are not licensed healthcare providers do not provide healthcare services to patients, residents or any other person, and do not direct or control the provision of services provided or the operations of those provider subsidiaries. All healthcare services are provided solely by its applicable subsidiaries that are licensed healthcare providers, under the direction and control of licensed healthcare professionals in accordance with applicable law. More information about PACS is available at https://IR.pacs.com. The information on our website is not part of this press release.
Investors: IR@pacs.com

Media: Brooks Stevenson
VP Corporate Communication
262 N. University Avenue
Farmington, UT 84025
T: 385-988-3596
brooks.stevenson@pacs.com
https://www.pacs.com
https://ir.pacs.com
Forward Looking Statements Disclaimer
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical fact, including statements regarding our strategy, future financial condition, future results of operations, projected costs, prospects, plans, objectives of management, expected market growth, and other statements that are not historical facts, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal,” “objective,” “seeks,” or “continue,” or the negative of these terms or other similar expressions. Forward-looking statements are neither promises nor guarantees and are based on management’s current expectations, estimates, forecasts and assumptions and on trends that we believe may affect our business, results of operations, financial condition and prospects. These statements are subject to risks, uncertainties and other important factors that may cause actual results to differ materially from those expressed or implied by the forward-looking statements, including, without limitation, our dependence on third party payors, including adverse changes in patient acuity and payor mix, payment methodologies and cost containment initiatives; our potential inability to obtain full reimbursement for services billed under consolidated billing or bundled payments; our exposure to increased labor costs, staffing shortages of nurses, nurse assistants and other skilled personnel, and impacts from national labor unions; state or federal regulatory actions affecting healthcare services, facility construction, expansion or acquisition; our ability to attract and retain patients and to compete effectively with other healthcare providers; internal audits and reviews that may result in billing adjustments, repayments, fines or other corrective actions; ongoing and future investigations and litigation; the limitations and variability of our insurance and self insurance programs; risks relating to the restatement of our financial statements; a material weakness in our internal control over financial reporting and risks related to remediation or the emergence of additional weaknesses; failures to provide consistently high quality care or employee conduct that adversely affects patient health, safety or clinical treatment; reliance on information technology and the risk that failures, inadequacies or interruptions could disrupt operations; reliance on internally calculated operational metrics that may be subject to measurement challenges or perceived inaccuracies; our ability to complete, integrate and realize expected benefits from acquisitions or partnerships and potential liabilities or regulatory issues arising from such transactions; the disposition of underperforming or non strategic operating subsidiaries and the revenue impact of such dispositions; geographic concentration of facilities that exposes us to local economic downturns, regulatory changes or natural disasters; risks associated with leased real property, including lease terminations, extensions and special charges; failure to generate sufficient cash flow to meet long term debt, mortgage and lease obligations and covenants, which could lead to defaults or loss of facilities; our ability to obtain additional capital on acceptable terms, or at all; extensive and evolving legal and regulatory compliance obligations and the potential costs to achieve or maintain compliance; substantial control of the company by our founders, which may result in conflicts of interest or the appearance of conflicts; and our status as a “controlled company” under NYSE rules and the governance implications of relying on applicable exemptions. These and other important factors are described under the heading “Risk Factors” in our Annual Report on Form 10 K for the year ended December 31, 2024, and in other filings that we make with the Securities and Exchange Commission from time to time. Any forward-looking statements contained in this press release speak only as of the date hereof. We undertake no obligation to update any forward looking statements contained herein to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

PACS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except for share and per share values)
	Unaudited
	September 30,	December 31,
	2025	2024
ASSETS
Current Assets:
Cash and cash equivalents	$355,672	$157,674
Accounts receivable, net	628,280	641,775
Other receivables	66,428	74,746
Prepaid expenses and other current assets	76,369	64,066
Total Current Assets	1,126,749	938,261
Property and equipment, net	1,133,849	990,580
Operating lease right-of-use assets	3,000,426	2,994,519
Insurance subsidiary deposits and investments	80,300	66,258
Escrow funds	24,418	25,122
Goodwill and other indefinite-lived assets	68,061	67,061
Other assets	193,089	161,108
Total Assets	$5,626,892	$5,242,909

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$205,479	$175,062
Accrued payroll and benefits	252,539	146,177
Current operating lease liabilities	150,651	136,232
Current maturities of long-term debt	7,474	14,852
Current portion of accrued self-insurance liabilities	120,914	75,966
Line of credit	100,000	142,000
Refund liability	181,133	145,795
Other accrued expenses	179,431	142,348
Total Current Liabilities	1,197,621	978,432
Long-term operating lease liabilities	2,962,999	2,935,773
Long-term debt, less current maturities, net of deferred financing fees	245,903	250,984
Accrued self-insurance liabilities, less current portion	177,480	164,979
Other liabilities	165,973	197,050
Total Liabilities	$4,749,976	$4,527,218
Commitments and contingencies
Equity:
Common stock: $0.001 par value; 1,250,000,000 shares authorized; 156,615,144 shares issued and outstanding as of September 30, 2025, and 155,177,511 shares issued and outstanding as of December 31, 2024	157	155
Additional paid-in capital	621,288	591,363
Retained earnings	249,877	118,036
Total stockholders' equity	871,322	709,554
Noncontrolling interest in subsidiary	5,594	6,137
Total Equity	$876,916	$715,691
Total Liabilities and Equity	$5,626,892	$5,242,909

PACS GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except for share and per share values)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue
Patient and resident service revenue	$1,344,302	$1,024,276	$3,930,168	$2,878,946
Other revenues	265	2,029	785	2,900
Total Revenue	$1,344,567	$1,026,305	$3,930,953	$2,881,846
Operating Expenses
Cost of services	1,046,262	849,599	3,090,932	2,347,738
Rent - cost of services	95,107	72,632	283,250	200,954
General and administrative expense	102,528	70,587	301,579	254,167
Depreciation and amortization	14,401	10,523	40,284	27,893
Total Operating Expenses	$1,258,298	$1,003,341	$3,716,045	$2,830,752
Operating income	$86,269	$22,964	$214,908	$51,094
Other (Expense) Income
Interest expense	(8,529)	(9,029)	(19,787)	(35,040)
Gain on lease termination	—	—	—	8,046
Other income (expense), net	(1,444)	19,721	2,517	16,256
Total Other (Expense) Income, Net	$(9,973)	$10,692	$(17,270)	$(10,738)
Income before provision for income taxes	76,296	33,656	197,638	40,356
Provision for income taxes	23,966	17,446	65,962	21,203
Net Income	$52,330	$16,210	$131,676	$19,153
Less:
Net (loss) income attributable to noncontrolling interest	(76)	590	(165)	594
Net Income Attributable To PACS Group, Inc.	$52,406	$15,620	$131,841	$18,559
Net Income Per Share Attributable To PACS Group, Inc.
Basic	$0.33	$0.10	$0.84	$0.13
Diluted	$0.32	$0.10	$0.80	$0.13
Weighted-Average Common Shares Outstanding
Basic	156,575,127	153,124,371	156,034,409	143,804,609
Diluted	164,709,367	158,453,331	165,492,441	145,737,883

PACS GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)

The following table presents selected data from our condensed consolidated statements of cash flows for the periods presented:
	Nine Months Ended September 30,
	2025	2024
Net cash provided by/(used in):
Operating activities	$407,614	$302,751
Investing activities	(145,879)	(338,345)
Financing activities	(63,521)	(21,098)
Net change in cash	198,214	(56,692)
Cash, cash equivalents, and restricted cash - beginning of period	160,842	118,704
Cash, cash equivalents, and restricted cash - end of period	$359,056	$62,012

PACS GROUP, INC. AND SUBSIDIARIES
UNAUDITED KEY SKILLED SERVICES METRICS

We categorize our facilities into three cohorts. Mature facilities are defined as facilities purchased more than 36 months prior to a respective measurement date. Ramping facilities are defined as facilities purchased within 18 to 36 months prior to a respective measurement date. New facilities are defined as facilities purchased or built less than 18 months prior to a respective measurement date.
The following tables present key skilled services metrics by category for all facilities, Mature facilities, Ramping facilities and New facilities as of and for the three months ended September 30, 2025 and 2024:

	Total Facility Results
	Three Months Ended September 30,
	2025	2024	Change	% Change

	(dollars in thousands)
Skilled nursing services revenue	$1,310,933	$1,010,277	$300,656	29.8%
Skilled mix by revenue	48.0%	50.5%		(2.5)%
Skilled mix by nursing patient days	28.2%	29.3%		(1.1)%
Occupancy for skilled nursing services:
Available patient days	2,994,628	2,399,563	595,065	24.8%
Actual patient days	2,664,033	2,171,432	492,601	22.7%
Occupancy rate (operational beds)	89.0%	90.5%		(1.5)%
Number of facilities at period end	290	249	41	16.5%
Number of operational beds at period end	32,677	27,467	5,210	19.0%

	Mature Facility Results
	Three Months Ended September 30,
	2025	2024	Change	% Change

	(dollars in thousands)
Skilled nursing services revenue	$746,242	$315,154	$431,088	136.8%
Skilled mix by revenue	55.4%	54.3%		1.1%
Skilled mix by nursing patient days	33.0%	32.1%		0.9%
Occupancy for skilled nursing services:
Available patient days	1,481,700	690,783	790,917	114.5%
Actual patient days	1,404,408	652,967	751,441	115.1%
Occupancy rate (operational beds)	94.8%	94.5%		0.3%
Number of facilities at period end	149	80	69	86.3%
Number of operational beds at period end	16,406	8,515	7,891	92.7%

	Ramping Facility Results
	Three Months Ended September 30,
	2025	2024	Change	% Change

	(dollars in thousands)
Skilled nursing services revenue	$282,160	$432,870	$(150,710)	(34.8)%
Skilled mix by revenue	40.6%	54.2%		(13.6)%
Skilled mix by nursing patient days	22.0%	31.2%		(9.2)%
Occupancy for skilled nursing services:
Available patient days	725,220	934,132	(208,912)	(22.4)%
Actual patient days	624,612	877,092	(252,480)	(28.8)%
Occupancy rate (operational beds)	86.1%	93.9%		(7.8)%
Number of facilities at period end	62	93	(31)	(33.3)%
Number of operational beds at period end	8,116	10,686	(2,570)	(24.1)%

	New Facility Results
	Three Months Ended September 30,
	2025	2024	Change	% Change

	(dollars in thousands)
Skilled nursing services revenue	$282,531	$262,253	$20,278	7.7%
Skilled mix by revenue	35.6%	40.4%		(4.8)%
Skilled mix by nursing patient days	23.6%	24.0%		(0.4)%
Occupancy for skilled nursing services:
Available patient days	787,708	774,648	13,060	1.7%
Actual patient days	635,013	641,373	(6,360)	(1.0)%
Occupancy rate (operational beds)	80.6%	82.8%		(2.2)%
Number of facilities at period end	79	76	3	3.9%
Number of operational beds at period end	8,155	8,266	(111)	(1.3)%

The following tables present key skilled services metrics by category for all facilities, Mature facilities, Ramping facilities and New facilities as of and for the nine months ended September 30, 2025 and 2024:

	Total Facility Results
	Nine Months Ended September 30,
	2025	2024	Change	% Change

	(dollars in thousands)
Skilled nursing services revenue	$3,843,153	$2,849,806	$993,347	34.9%
Skilled mix by revenue	49.1%	51.2%		(2.1)%
Skilled mix by nursing patient days	28.9%	29.4%		(0.5)%
Occupancy for skilled nursing services:
Available patient days	8,824,037	6,788,832	2,035,205	30.0%
Actual patient days	7,846,851	6,165,899	1,680,952	27.3%
Occupancy rate (operational beds)	88.9%	90.8%		(1.9)%
Number of facilities at period end	290	249	41	16.5%
Number of operational beds at period end	32,677	27,467	5,210	19.0%

	Mature Facility Results
	Nine Months Ended September 30,
	2025	2024	Change	% Change

	(dollars in thousands)
Skilled nursing services revenue	$2,147,833	$877,803	$1,270,030	144.7%
Skilled mix by revenue	56.4%	55.0%		1.4%
Skilled mix by nursing patient days	33.7%	32.2%		1.5%
Occupancy for skilled nursing services:
Available patient days	4,238,699	1,959,687	2,279,012	116.3%
Actual patient days	4,025,794	1,850,627	2,175,167	117.5%
Occupancy rate (operational beds)	95.0%	94.4%		0.6%
Number of facilities at period end	149	80	69	86.3%
Number of operational beds at period end	16,406	8,515	7,891	92.7%

	Ramping Facility Results
	Nine Months Ended September 30,
	2025	2024	Change	% Change

	(dollars in thousands)
Skilled nursing services revenue	$807,434	$1,227,925	$(420,491)	(34.2)%
Skilled mix by revenue	41.9%	55.9%		(14.0)%
Skilled mix by nursing patient days	22.8%	32.7%		(9.9)%
Occupancy for skilled nursing services:
Available patient days	2,047,146	2,613,520	(566,374)	(21.7)%
Actual patient days	1,764,784	2,467,398	(702,614)	(28.5)%
Occupancy rate (operational beds)	86.2%	94.4%		(8.2)%
Number of facilities at period end	62	93	(31)	(33.3)%
Number of operational beds at period end	8,116	10,686	(2,570)	(24.1)%

	New Facility Results
	Nine Months Ended September 30,
	2025	2024	Change	% Change

	(dollars in thousands)
Skilled nursing services revenue	$887,886	$744,078	$143,808	19.3%
Skilled mix by revenue	38.2%	39.3%		(1.1)%
Skilled mix by nursing patient days	24.7%	22.3%		2.4%
Occupancy for skilled nursing services:
Available patient days	2,538,192	2,215,625	322,567	14.6%
Actual patient days	2,056,273	1,847,874	208,399	11.3%
Occupancy rate (operational beds)	81.0%	83.4%		(2.4)%
Number of facilities at period end	79	76	3	3.9%
Number of operational beds at period end	8,155	8,266	(111)	(1.3)%

The following tables present additional detail regarding our skilled mix, including our percentage of nursing patient days and revenue by payor source for all facilities, Mature facilities, Ramping facilities and New facilities for the three months ended September 30, 2025 and 2024:

	Three Months Ended September 30,
Skilled mix by revenue	Mature		Ramping		New		Total
	2025	2024	2025	2024	2025	2024	2025	2024
Medicare	39.6%	37.0%	27.8%	36.6%	18.9%	23.7%	32.7%	33.3%
Managed care	15.8	17.3	12.8	17.6	16.7	16.7	15.3	17.2
Skilled mix	55.4	54.3	40.6	54.2	35.6	40.4	48.0	50.5
Medicaid	35.7	38.4	49.9	37.4	53.7	50.4	42.6	41.2
Private and other	8.9	7.3	9.5	8.4	10.7	9.2	9.4	8.3
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Three Months Ended September 30,
Skilled mix by nursing patient days	Mature		Ramping		New		Total
	2025	2024	2025	2024	2025	2024	2025	2024
Medicare	21.0%	18.5%	12.4%	18.5%	11.1%	11.4%	16.6%	16.4%
Managed care	12.0	13.6	9.6	12.7	12.5	12.6	11.6	12.9
Skilled mix	33.0	32.1	22.0	31.2	23.6	24.0	28.2	29.3
Medicaid	57.7	59.6	67.8	59.7	64.2	65.3	61.6	61.4
Private and other	9.3	8.3	10.2	9.1	12.2	10.7	10.2	9.3
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

The following tables present additional detail regarding our skilled mix, including our percentage of nursing patient days and revenue by payor source for all facilities, Mature facilities, Ramping facilities and New facilities for the nine months ended September 30, 2025 and 2024:

	Nine Months Ended September 30,
Skilled mix by revenue	Mature		Ramping		New		Total
	2025	2024	2025	2024	2025	2024	2025	2024
Medicare	41.0%	37.3%	30.0%	37.7%	20.8%	22.9%	33.9%	33.6%
Managed care	15.4	17.7	11.9	18.2	17.4	16.4	15.2	17.6
Skilled mix	56.4	55.0	41.9	55.9	38.2	39.3	49.1	51.2
Medicaid	35.0	38.1	48.7	36.3	51.9	51.5	41.9	40.9
Private and other	8.6	6.9	9.4	7.8	9.9	9.2	9.0	7.9
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Nine Months Ended September 30,
Skilled mix by nursing patient days	Mature		Ramping		New		Total
	2025	2024	2025	2024	2025	2024	2025	2024
Medicare	21.8%	18.5%	13.9%	19.3%	11.6%	10.3%	17.4%	16.4%
Managed care	11.9	13.7	8.9	13.4	13.1	12.0	11.5	13.0
Skilled mix	33.7	32.2	22.8	32.7	24.7	22.3	28.9	29.4
Medicaid	57.1	59.7	67.1	58.3	64.0	67.1	61.2	61.4
Private and other	9.2	8.1	10.1	9.0	11.3	10.6	9.9	9.2
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

The following table presents average daily rates by payor source, excluding services that are not covered by the daily rate, for the three months ended September 30, 2025 and 2024:

	Three Months Ended September 30,
Average daily rate	Mature		Ramping		New		Total
	2025	2024	2025	2024	2025	2024	2025	2024
Medicare	$988.41	$947.82	$991.53	$982.32	$746.97	$880.10	$950.49	$949.62
Managed care	686.21	603.54	595.45	684.92	586.21	560.68	642.83	623.48
Total for skilled patient payors (1)	878.36	802.49	819.35	861.20	661.91	712.35	824.34	805.90
Medicaid	324.26	305.80	326.92	310.83	366.42	326.88	335.43	314.41
Private and other	495.26	416.36	418.77	455.01	385.54	365.64	446.20	414.55
Total (2)	$523.14	$474.28	$444.63	$495.71	$438.53	$423.64	$484.57	$467.98
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(1)Represents weighted average of revenue generated by Medicare and managed care payor sources.
(2)Represents weighted average.

The following table presents average daily rates by payor source, excluding services that are not covered by the daily rate, for the nine months ended September 30, 2025 and 2024:

	Nine Months Ended September 30,
Average daily rate	Mature		Ramping		New		Total
	2025	2024	2025	2024	2025	2024	2025	2024
Medicare	$984.00	$942.70	$981.22	$971.79	$773.80	$910.87	$946.64	$950.39
Managed care	682.71	604.12	604.84	671.59	577.61	565.06	637.92	621.24
Total for skilled patient payors (1)	877.92	798.75	833.92	848.20	670.02	725.35	823.56	804.11
Medicaid	322.18	299.12	330.12	309.23	350.65	314.85	331.95	308.12
Private and other	492.48	396.81	425.86	430.88	380.83	355.44	443.96	395.91
Total (2)	$525.23	$468.14	$454.83	$496.61	$432.96	$410.54	$485.22	$462.27
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(1)Represents weighted average of revenue generated by Medicare and managed care payor sources.
(2)Represents weighted average.

Key Skilled Services Metrics
We monitor the below key skilled services metrics across all of our facilities and by Mature facilities, Ramping facilities, and New facilities.
•Skilled nursing services revenue — Skilled nursing services revenue reflects the portion of patient and resident service revenue generated from all patients in skilled nursing facilities, excluding revenue generated from our assisted and independent living services.
•Skilled mix — We measure both revenue and nursing patient days by payor. Medicare and managed care patients, whom we refer to as high acuity patients, typically require a higher level of skilled nursing care. As a result, Medicare and managed care reimbursement rates are typically higher than those from other payors. In most states, Medicaid reimbursement rates are generally the lowest of all payor types. Changes in the payor mix can significantly affect our revenue and profitability. To monitor this performance, we evaluate two different measures of skilled mix:
•Skilled mix by revenue — Skilled mix by revenue represents the portion of routine revenue generated from treating high acuity Medicare and managed care patients. Routine revenue refers to skilled nursing services revenue generated by contracted daily rates charged for skilled nursing services. Services provided outside of routine contractual agreements are recorded separately as ancillary revenue, including Medicare Part B therapy services, and are not routine revenue. The inclusion of therapy and other ancillary treatments in the contracted daily rate varies by payor source and by contract. Revenue associated with calculating skilled mix is based on contractually agreed-upon amounts or rates, excluding the estimates of variable consideration under the revenue recognition standard, Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers.
•Skilled mix by nursing patient days — Skilled mix by nursing patient days represents the number of days our high acuity Medicare and managed care patients receive skilled nursing services at skilled nursing facilities as a percentage of the total number of days that patients from all payor sources receive skilled nursing services at skilled nursing facilities for any given period.
•Occupancy — The total number of patients occupying a bed in a skilled nursing facility as a percentage of the beds in such facility that are available for occupancy during the period.
•Number of facilities — The total number of skilled nursing facilities that we operate.
•Number of operational beds — The total number of operational beds associated with the skilled nursing facilities that we own.

PACS GROUP, INC. AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income	$52,330	$16,210	$131,676	$19,153
Less: Net (loss) income attributable to noncontrolling interest	(76)	590	(165)	594
Add: Interest expense	8,529	9,029	19,787	35,040
Provision for income taxes	23,966	17,446	65,962	21,203
Depreciation and amortization	14,401	10,523	40,284	27,893
EBITDA	$99,302	$52,618	$257,874	$102,695
Adjustments to EBITDA:
Acquisition related costs	101	845	310	1,537
Gain on lease termination	—	—	—	(8,046)
Stock-based compensation expense	12,516	12,304	38,322	103,240
Loss from equity method investment	—	—	—	2,736
Forfeiture of seller's note	—	500	—	500
Bargain purchase gain	—	(17,185)	—	(17,185)
Legal and other costs	19,596	—	66,460	—
Adjusted EBITDA	$131,515	$49,082	$362,966	$185,477
Rent - cost of services	95,107	72,632	283,250	200,954
Adjusted EBITDAR	$226,622		$646,216

PACS GROUP, INC. AND SUBSIDIARIES
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands)

	Year ended December 31,
	2024	2023	2022

Net income	$55,344	$112,882	$150,496
Less: Net (loss) income attributable to noncontrolling interest	(416)	8	—
Add: Interest expense	44,341	49,919	25,538
Provision for income taxes	46,210	44,435	56,549
Depreciation and amortization	40,809	25,632	22,311
EBITDA	$187,120	$232,860	$254,894
Adjustments to EBITDA:
Acquisition related costs	2,506	998	201
Lease termination fees	—	—	421
Loss resulting from debt restructuring	—	3,628	—
Gain on lease termination	(8,046)	—	—
Stock-based compensation	115,544	—	—
Loss from equity method investment	2,736	—	—
Forfeiture of seller's note	500	—	—
Bargain purchase gain	(17,185)	—	—
Legal and other costs	9,727	—	—
Employee Retention Tax Credit	(14,599)	—	—
Disaster relief payment	1,154	—	—
Adjusted EBITDA	$279,457	$237,486	$255,516
Rent - cost of services	284,953	216,711	160,003
Adjusted EBITDAR	$564,410

Non-GAAP Financial Measures
In addition to our results provided throughout that are determined in accordance with GAAP, we also present the following non-GAAP financial measures: EBITDA, Adjusted EBITDA and Adjusted EBITDAR (collectively, Non-GAAP Financial Measures). EBITDA and Adjusted EBITDA are performance measures. Adjusted EBITDAR is a valuation measure. These Non-GAAP Financial Measures have no standardized meaning defined by GAAP, and therefore have limitations as analytical tools, and they should not be considered in isolation, or as a substitute for analysis of our results as reported in accordance with GAAP. You should review the reconciliation of net income to the Non-GAAP Financial Measures in the table above, together with our current quarter condensed combined/consolidated financial statements and the related notes in their entirety, and should not rely on any single financial measure. Additionally, other companies may define these or similar Non-GAAP Financial Measures with the same or similar names differently, and because these Non-GAAP Financial Measures are not standardized, it may not be possible to compare these financial measures to those of other companies. A reconciliation of Adjusted EBITDA guidance to Net Income on a forward-looking basis cannot be provided without unreasonable efforts, as the Company is unable to provide reconciling information with respect to provision for income taxes, interest expense, depreciation and amortization, and certain other expenses that are not representative of our underlying operating performances, all of which are adjustments to Adjusted EBITDA.
Performance Measures
We use EBITDA and Adjusted EBITDA to facilitate internal comparisons of our historical operating performance on a more consistent basis, as well as for business planning and forecasting purposes. In addition, we believe the presentation of EBITDA and Adjusted EBITDA is useful to investors, analysts and other interested parties in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our ongoing operating performance.
EBITDA – We calculate EBITDA as net income, adjusted for net losses attributable to noncontrolling interest, before: interest expense; provision for income taxes; and depreciation and amortization.
Adjusted EBITDA – We calculate Adjusted EBITDA as EBITDA further adjusted for non-core business items, which for the reported periods includes, to the extent applicable, costs incurred to acquire operations that are not capitalizable, lease termination fees, losses incurred from debt restructuring, gains on lease termination, stock-based compensation expense, loss from equity method investment, forfeiture of a seller’s note, recognition of a bargain purchase gain, legal and other costs, recognition of Employee Retention Tax Credit (ERTC), disaster relief payment, and certain one-time expenses that are not representative of our underlying operating performance. Costs related to acquisitions include costs related to our acquisition of SNF facilities and providers, including related costs such as legal fees, financial and tax due diligence, consulting and escrow fees. The loss related to our equity method investment is a loss allocated to us from a discrete disposal recognized by one of our equity method investments. The bargain purchase gain was recognized as part of our acquisition from the former operator Prestige. Legal and other costs include legal and professional fees incurred associated with the Audit Committee’s independent investigation and with other ongoing investigations. The adjustment related to the ERTC represents the recognition of the tax credit against labor as the statute of limitations surrounding the uncertainty of the qualifications, for a portion of the funds received, expired. The disaster relief payment was made to support facilities impacted by Hurricane Helene.
Valuation Measure
We use Adjusted EBITDAR as a measure to determine the value of prospective acquisitions and to assess the enterprise value of our business without regard to differences in capital structures and leasing arrangements. In addition, we believe that Adjusted EBITDAR is also a commonly used measure by investors, analysts and other interested parties to compare the enterprise value of different companies in the healthcare industry without regard to differences in capital structures and leasing arrangements, particularly for companies with operating and finance leases. For example, finance lease expenditures are recorded in depreciation and interest and are therefore removed from Adjusted EBITDA, whereas operating lease expenditures are recorded in rent expense and are therefore retained in Adjusted EBITDA. Adjusted EBITDAR is a financial valuation measure that is not specified in GAAP, and is not displayed as a performance measure as it excludes rent expense, which is a normal and recurring cash operating expense, and is therefore presented only for the current period. While we believe that Adjusted EBITDAR provides useful insight regarding our underlying operations, excluding the impact of our operating leases, we must still incur cash operating expenses related to our operating leases and rent and such expenses are necessary to operate our leased operations. As a result, Adjusted EBITDAR may understate the extent of our cash operating expenses for the respective period relative to our actual cash needs to operate our leased operations and business.
Adjusted EBITDAR – We calculate Adjusted EBITDAR as Adjusted EBITDA less rent-cost of services.